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                                                                    EXHIBIT 23.3




                           CONSENT OF RYAN, BECK & CO.

We hereby consent to the references in the Proxy Statement-Prospectus to our opinion, dated October 11, 2000, with respect to the merger of Citizens & Northern and Peoples, LTD., and to our firm, respectively, and to the inclusion of such opinion as an annex to such Proxy Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                           RYAN, BECK & CO., INC.


                                           By: /s/ David P. Downs
                                               -----------------------
                                               David P. Downs
                                               Senior Vice President



Livingston, NJ
October 11, 2000